UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-1/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                HERB-VITA, INC.
	     ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    NEVADA
	 --------------------------------------------------------------
         (State or other jurisdiction of Incorporation or organization)

                                    454110
	    --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                  80-0181307
		    ---------------------------------------
                    (I.R.S. Employer Identification Number)


                           74090 El Paseo, Suite 200
                         Palm Desert, California 92260
                              (888)410-6466 (PHONE)
                              (760) 341-3635 (FAX)
       -----------------------------------------------------------------
              (Address, including zip code, and telephone number
       including area code, of registrant's principal executive offices)


                        Desert Corporate Services, Inc.
                         5409 Carnation Meadow Street
                            Las Vegas, Nevada 89130
                             (702) 877-4227 (PHONE)
                             (509) 561-4292 (TELECOPY)
	   --------------------------------------------------------
           (Name, address, including zip code and telephone number, including area code, of agent for service)


       As soon as possible after the effective date of this registration statement
	 -------------------------------------------------------------
         (Approximate date of commencement of proposed sale to public)


                                  COPIES TO:
                                Henry C. Casden
                                Attorney at Law
                           74090 El Paseo, Suite 205
                         Palm Desert, California 92260
                            (760) 568-5966 (PHONE)
                            (760) 341-3635 (TELECOPY)

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If  any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant  to  Rule  415  under  the  Securities  Act of 1933 check the following box:[X]

If this Form is filed to register additional securities for an offering  pursuant to Rule
462(b)  under the Securities Act, please check the following box and list the  Securities
Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)under the
Securities  Act,  check  the  following  box  and  list  the  Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

If  this  Form  is  a  post-effective amendment filed pursuant to Rule  42(d)  under  the
Securities  Act, check the  following  box  and  list  the  Securities  Act  registration statement number of the earlier effective registration statement for the same offering.[]

Indicate  by check  mark  whether  the  registrant  is  a  large  accelerated  filer,  an accelerated  filer,  a  non-accelerated  filer,  or a smaller reporting company.  See the definitions  of "large accelerated filer," "accelerated  filer"  and  "smaller  reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [ ]

Accelerated filer        [ ]

Non-accelerated filer    [ ](Do not check if a smaller reporting company)

Smaller reporting company[x]
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                         CALCULATION OF REGISTRATION FEE

Title of Each Class       Amount to be      Proposed Maximum     Proposed Maximum    Amount of
Of Securities to          Registered        Offering             Aggregate           Registration Fee
Be Registered                               Price Per Unit       Offering Price
                      ----------------      ----------------     ----------------    ----------------

Common stock          1,000,000 shares                   .10     $        100,000    $          10.70
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The  registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment which specifically states that this registration statement shall thereafter  become  effective  in  accordance  with  section  8(a) of the
Securities  Act  of  1933  or  until  the  registration  statement shall become effective on such date as the Commission acting pursuant to  said section 8(a), may determine


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

HERB-VITA, INC.

1,000,000 SHARES OF COMMON STOCK

Up to 1,000,000 of the shares of common stock offered are being sold by HERB-VITA, INC. There is no minimum purchase requirement and no escrow, and the proceeds may be used by HERB-VITA, INC. at its discretion. There is no established public market for HERB-VITA, INC.'s common stock, and the offering price has been arbitrarily determined. HERB-VITA, INC.'s common stock is not currently listed or quoted on any quotation service. There can be no assurance that HERB-VITA, INC.'s common stock will ever be quoted on any quotation service or that any market for HERB-VITA, INC.'s stock will ever develop. This offering is self-underwritten. Shares will be sold by HERB-VITA, INC.'s Officers and Directors, without the use of an underwriter.

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                Price            Underwriting            Proceeds
                To               Discounts and           To
                Public           Commissions (2)         Company (1)
                --------         ---------------         ----------
Per Share       $    .10         $             0         $      .10

Total           $100,000         $             0         $  100,000
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(1)   Before  deducting  expenses  payable  by  HERB-VITA,INC.,  estimated   at
approximately $5,500. This offering is self-underwritten, so HERB-VITA,INC. is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 1,000,000 common shares. There is no minimum contingency, and the proceeds may be used at HERB-VITA, INC.'s discretion.

(2) The shares of Common Stock are being offered by HERB-VITA, INC. through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by HERB-VITA, INC. and subject to the approval of certain legal matters by counsel and certain other conditions. HERB-VITA, INC. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


The date of this prospectus is June 9, 2008.

                               TABLE OF CONTENTS

                                     PAGE

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                                                             Prospectus
                                                             ----------
Summary.................................................        5

Risk Factors............................................        8

        HERB-VITA, INC. is  a  development  stage
        company  which may make it difficult to evaluate
        our future prospects............................        8

        Our financial status  creates  a  doubt  whether
        we will continue as a going concern, and, if  we
        do not continue as a  going  concern,  investors
        may lose their entire investment................        8

        Our  success  depends on generating awareness of
        the  HERB-VITA, INC. name  in association
        with the vitamins we sell.......................        8

        If  we  are  not  successful in raising at least
        $50,000 in the  next  twelve  months,  investors
        may lose their entire investment................        8

         We  will  need  additional  capital  to fund our
         expected  needs for  working capital and capital
        expenditures....................................        8

         We depend on our two officers who  comprise  the
        entire management team at the present time......        9

        HERB-VITA, INC. has complete discretion in
        spending the proceeds of this offering..........        9

         We do not have an encrypted link for credit card
        sales and we may not be able to  generate  sales
        if our website and systems are not as convenient
        to use as the sites of our competitors..........        9

         We face intense competition in Internet  vitamin
        sales...........................................        9

         Consumers may not accept an online source for
        our products....................................       10

         Extensive governmental  regulation  could  limit
        our sales or add significant additional costs...       10

         The  sale  of  vitamins  and  minerals  involves
         product liability and other risks...............      11

         We depend on third party shippers to deliver our
        products in a timely manner.....................       11

         Our present systems are  inadequate  to  support
        rapid growth in user demand.....................       11

         Our  computer  and  communications  systems  may
        fail or experience delays.......................       12

        We depend on  continued  growth  in use  of  the
        Internet and online commerce....................       12

         We may be unable to respond to rapid changes  in
        the online commerce industry....................       12

         This offering has no escrow, and investor  funds
        may be used on receipt..........................       13

         Company may be deemed to be a Blank Check
	Company.........................................       13

Use of Proceeds..........................................      13
Determination of offering price..........................      14
Dilution.................................................      14
Plan of Distribution.....................................      14
Dividend Policy..........................................      15
Capitalization...........................................      15
Selected Financial Data..................................      16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................................      16
Business.................................................      18
Management...............................................      26
Principal Stockholders...................................      27
Description of Securities................................      28
Shares Eligible for Future Sale..........................      29
Legal Matters............................................      31
Experts..................................................      31
Index to Financial Statements............................      32
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PROSPECTUS SUMMARY

CORPORATE BACKGROUND

HERB-VITA, INC. was organized on April 28, 2008. We have just recently contracted for the construction of our e-commerce website by which we shall engage in our planned operations of selling vitamins on the Internet. We intend to begin advertising and promotion of the website upon the receipt of the first proceeds of this offering, if any, which we predict will occur by August 1, 2008. Our plan of operations depends upon raising sufficient funds to engage in traditional and Internet advertising and promotion of our web site andproducts. HERB-VITA, INC. is controlled by two individuals who devote only 25% each of their time to the business of HERB-VITA, INC. There can be no assurance that HERB-VITA, INC.'s common stock will ever develop a market.


                                 THE OFFERING

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Common Stock Offered..................... Up to 1,000,000 shares

Common Stock Outstanding after the
  Offering............................... 5,000,000 shares(1)

Use of Proceeds.......................... Working capital
Symbol................................... None

Risk Factors............................. The shares of Common
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<PAGE		5


Stock offered involve a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering......................... Until December  15, 2008



(1) Figures are based on the current outstanding shares of 4,000,000.

                            SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to May 31, 2008 and the balance sheet data at May 31, 2008 come from HERB-VITA, INC.'s audited Financial Statements included elsewhere in this Prospectus. These statements include all adjustments that HERB-VITA, INC. considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended May 31,2008 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:

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                                              May 31, 2008
                                            -----------------
Assets:                                     $           3,980
                                            =================

Liabilities - Accounts Payable              $             477
                                            -----------------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 4,000,000 shares on
    May 31, 2008                                        4,000

Accumulated Deficit During
Development Stage                                        (497)
                                            -----------------

     Total Stockholders' Equity                         3,503
                                            -----------------
      Total Liabilities and
      Stockholders' Equity                  $           3,980
                                            =================

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                  Since
                                                  inception of
                               Period ended       Development
                               May 31,2008        Stage
                               ------------       ------------
Revenues:                      $         --       $         --
General and administrative
 Expenses:                              497                497
                               ------------       ------------
     Net Loss                  $       (497)              (497)
                               ------------       ------------
Loss per share                 $        (--)      $        (--)
                               ============       ============
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


See audited financial statements elsewhere in this prospectus.


                                 RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

HERB-VITA, INC. is a development stage company with no operating history, which may make it difficult to evaluate our future prospects.

HERB-VITA, INC.'s prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Since inception, HERB-VITA, INC. has incurred losses of $497, and we expect to incur net losses in the foreseeable future. These losses are in the form of pre-operating expenses, since we have just begun operations.

Our financial status creates a doubt whether we will continue as a going concern, and, if we do not continue as a going concern, investors may lose their entire investment.

We have nominal assets and no current operations with which to create operating capital. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on Form S-1. Our company's plan specifies a minimum amount of $50,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

Our success depends on generating awareness of the HERB-VITA, INC. name in association with the vitamins we sell.

We intend to spend the majority of proceeds from this and future offerings on marketing and promotional expenditures for our website, which may not be successful in generating any awareness of our website. We must establish, maintain and enhance the HERB-VITA, INC. name to attract customers to our website and to generate revenues from product sales. Name recognition and customer loyalty will become increasingly important as more companies with established brands in online services or vitamins, nutritional supplements and minerals offer competing services on the Internet. Development of the HERB-VITA, INC. name will depend largely on our success in providing a quality online shopping experience supported by high levels of customer service.

If we are not successful in raising at least $50,000 in the next twelve months, investors may lose their entire investment.

If we are unsuccessful in raising at least $50,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our officers, we will be forced to temporarily or permanently cease our operations. This may result in investors losing their entire investment.

We will need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares through private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

We depend on our two officers who comprise the entire management team at the present time.


Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business. We have only two officers; Brett Casden, the president and director of HERB-VITA, INC., and Cathy Casden, the secretary, chief financial officer and director, who each devote approximately 25 hours per week to our business. The loss of Mr. Casden or Mrs. Casden could slow the growth of our business.

HERB-VITA, INC. has complete discretion in spending proceeds of this offering.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

We do not have an encrypted link for credit card sales and we may not be able to generate sales if our website and systems are not as convenient or secure as the sites of our competitors.

We must continually improve and enhance the functionality and performance of our website, order tracking and other technical systems to provide a convenient shopping experience. We must also introduce additional or enhanced features and services from time to time to attract and retain customers. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit our website less frequently or not at all. New services or features may contain errors, and we may need to modify the design of these services to correct errors. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause our sales to decline.

We face intense competition in Internet herb and vitamin sales.


We compete with numerous resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

Consumers may not accept an online source for our products.

Our success depends on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include:

- shipping charges, which do not apply to shopping at traditional Retail stores;

- delivery time associated with online orders, as compared to the immediate receipt of products at a physical store;

- pricing that does not meet consumer expectations of finding "the lowest price on the Internet";

- lack of consumer awareness of our online presence;

- customer concerns about the security of online transactions and the privacy of personal health information;

- product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;

- delays in responses to customer inquiries or in deliveries to customers; and

- difficulty in returning or exchanging orders.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.


Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

In addition, because we may sell products outside the United States, our business is also subject to the risks associated with United States and foreign legislation and regulations relating to exports. See "Business - Government Regulation" for additional discussion of the government regulations impacting our business.

The sale of vitamins and minerals involves product liability and other risks.

Like any other distributor or manufacturer of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on our business. HERB-VITA, INC. has no current product liability insurance. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, or the failure to obtain adequate insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business.

Some of our products contain innovative ingredients or combinations of ingredients, and there is little long-term experience with human consumption of these ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of our products. We depend upon customer perceptions about the safety and quality of our products and of similar products distributed by our competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages. Vitamins, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press.

We depend on third party shippers to deliver our products in a timely manner.

Our customers cannot visit physical stores to pick up our products. Our product distribution relies instead on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience.

Our present systems are inadequate to support rapid growth in user demand.


Our success depends on generating a high volume of traffic to our website. However, growth in the number of users accessing our website may strain or exceed the capacity of our computer systems and lead to declines in performance or system failure. We believe that our present systems will not be adequate to accommodate rapid growth in user demand. Increased sales volume as a result of increased traffic may exceed our supply and fulfillment capabilities. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction.

Our computer and communications systems may fail or experience delays.

Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

We depend on continued growth in use of the Internet and online commerce.

Our success depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce. Widespread use of the Internet and online commerce is a recent phenomenon. A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

We may be unable to respond to rapid changes in the online commerce industry.


To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

The offering has no escrow, and investor funds may be used on receipt.

There is no escrow of any funds received by HERB-VITA, INC. in this offering, and any funds received may be used by HERB-VITA, INC. for any corporate purpose as the funds are received.

Herb-Vita, Inc. may be deemed to be a Blank Check Company as that term is defined in Rule 419 due to the nominal nature of the Company's assets and operations.

                                USE OF PROCEEDS

The net proceeds to HERB-VITA, INC. from the sale of the shares of Common stock offered are estimated to be approximately $50,000 if all shares in this offering are sold. HERB-VITA, INC. intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:


Use                               Amount


Web site development               10,000
Web site promotion                  3,500
Management salaries                     0
Employee salaries                   4,500
Working capital                    82,000
                                 --------
Total:                           $100,000



The following table shows the Company's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.


                        25%       50%       75%          100%
                      ------     ------    ------      -------

Web site development   1,000      2,000     6,000       10,000
Web site promotion       875      1,750     2,625        3,500
Management salaries        0          0         0            0
Employee salaries      1,125      2,250     3,375        4,500
Working capital       22,000     44,000    63,000       82,000
                      ------     ------    ------      -------
Totals:              $25,000    $50,000   $75,000     $100,000



The allocation of the net proceeds of the offering set forth above represents HERB-VITA, INC.'s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and HERB-VITA, INC.'s future revenues and expenditures. If any of these factors change, HERB-VITA, INC. may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DETERMINATION OF OFFERING PRICE


4,000,000 shares of common stock were sold to the founders and officers and directors Brett Casden and Cathy Casden at a price of .001 per share. This share price was determined to be reasonable and fair in order to provide them with a significant incentive to work for the company without salary and to provide services without compensation in connection with the initial start-up of the company and its operations. The company is registering 1,000,000 shares at .10 per share to raise $100,000 which represents 20% of the issued and outstanding shares of the company giving the company a value of $500,000 at start-up which the company deems to be fair and reasonable.

DILUTION

As of May 31, 2008, HERB-VITA, INC.'s net tangible book value was $3,503, or $0 per share of common stock. Net tangible book value is the aggregate amount of HERB-VITA, INC.'s tangible assets less its total liabilities. Net tangible book value per share represents HERB-VITA, INC.'s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $.10 per share of common stock, application of the estimated net sale proceeds(after deducting offering expenses of $5,500), HERB-VITA, INC.'s net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:


Public offering price per share of common stock ......  $ 0.10
Net tangible book value per share before .............  $ 0.00
Increase per share attributable to new investors......  $ 0.02
Net tangible book value per share after offering......  $ 0.02
Dilution per share to new investors...................  $ 0.08
Percentage dilution........................................80%



                             PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the states of Nevada, New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Brett Casden, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on August 15, 2008.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement to file a Form 211 with the FINRA for a quotation of our securities. There is no established public market for HERB-VITA, INC.'s common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $5,500 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

PAGE>		14


                                DIVIDEND POLICY

HERB-VITA, INC. has never declared or paid cash dividends on its capital stock. HERB-VITA, INC. currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                                CAPITALIZATION

The following table sets forth the short-term debt and capitalization of HERB-VITA,INC. as of May 31, 2008. The table should be read in conjunction with the Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:


                                               May 31, 2008
                                          -----------------
Assets:                                   $           3,980
                                          =================

Liabilities - Accounts Payable            $             477
                                          -----------------

Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 4,000,000 shares on
    May 31, 2008                                      4,000

Accumulated Deficit During                             (497)
Development Stage                         -----------------
     Total Stockholders' Equity                       3,503
                                          -----------------
      Total Liabilities and
      Stockholders' Equity                $           3,980
                                          =================

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                  Since
                                                  inception of
                               Period ended       Development
                               May 31, 2008       Stage
                               ------------       ------------
Revenues:                      $          -       $          -
General and administrative
 Expenses:                              497                497
                               ------------       ------------
     Net Loss                  $       (497)      $       (497)
                               ------------       ------------
Loss per share                 $         (-)      $         (-)
                               ============       ============

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with HERB-VITA, INC.'s Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                               COMPANY OVERVIEW

HERB-VITA, INC. was organized on April 28,2008 and just recently commenced operations on May 1, 2008. HERB-VITA, INC. will soon launch its e-commerce site on the Internet for the purpose of engaging in the business of selling vitamins. Since the web site has not been launched and has not been advertised or promoted yet, HERB-VITA, INC. has virtually no operations, assets or revenue and has net losses consisting of pre-operating expenses. HERB-VITA, INC.'s common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

                         PLAN OF OPERATIONS-IN GENERAL

HERB-VITA, INC.'s plan of operations is to sell vitamins on the Internet.

In management's opinion, vitamins from retail outlets are too expensive for the average consumer, and the vitamins can be easily ordered from the Internet, because, in management's opinion, they are not the type of items which require physical inspection, as vitamins are usually packaged securely and safely, and buyers of vitamins rely on the ingredients of the vitamins rather than a physical inspection of them. We will provide a satisfaction guarantee and full refund and, if customers are not satisfied, they may return the unopened product for a full refund. HERB-VITA, INC. will seek to establish an aggressive marketing plan both on the Internet and conventionally.

HERB-VITA, INC. presently has limited cash with which to satisfy any Future cash requirements. HERB-VITA, INC. will need a minimum of $50,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, HERB-VITA, INC. depends on the success of this offering in selling at least 50% of the shares offered. If we are not successful in raising, in selling at least 50% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our officers. We have not engaged in any private placements of our common stock to date.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in further development, promotion and advertising of the website, which should develop within the next 12 months and sufficient gross revenues, to support minimum operating overhead of less than $1,000 per month. HERB-VITA, INC. does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. HERB-VITA, INC. does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. HERB-VITA, INC. has no current material commitments. HERB-VITA, INC. has generated no revenue since its inception.

HERB-VITA, INC. has just recently commenced operations. It has obtained domain names for its web site, and is developing and will soon launch an e-commerce site, www.HERBvita.com. The website is in the process of being developed by a website developer in exchange for 100,000 common shares of HERB-VITA, INC. stock. Over the next twelve months, HERB-VITA, INC. plans to establish itself on over 1,500 Internet search engines and Internet links. We will submit our website name, description and search key words to Alta Vista, Excite, Goto.com, Lycos, Infoseek, Webcrawler, HotBot, What-U-Seek, Infomak, Northern Light, AOL Netfind, Euroferret, PlanetSearch, Rex, Anzwers, Ibcnet, Infospace, SearchKing, UK Index, Por Find, Powercrawler, Fireball, Intersearch, and over 275 links and Internet classifieds.

Since we have not yet promoted our site on these search engines and links, and have not yet done any advertising or promotion, we have not made any vitamin sales to date, and still must be considered to be a developmental stage company with limited operations and no revenue.

HERB-VITA, INC. has no current plans, preliminary or otherwise, to merge with any other entity.

HERB-VITA, INC. is still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that HERB-VITA, INC. will be successful in raising the capital it requires through the sale of its common stock.

BUSINESS IN GENERAL

HERB VITA, INC. has not booked any significant research and development costs and therefore does not expect to pass any of those costs to customers and has no product development or research and development costs.

HERB-VITA, INC.'s mailing address is 74090 El Paseo, Suite 200, Palm Desert, CA 92260. The telephone number of its principal executive office is (888) 410-6466.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. HERB-VITA, INC.'s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

HERB-VITA, INC. is an online source for herb and vitamin products and content related to herbs, vitamins, nutritional supplements and minerals. Our www.HERBvita.com website, will soon be launched, offering consumers an extensive selection of vitamins, nutritional supplements and minerals.

Our strategy is to become a leading online source for vitamins, nutritional supplements and minerals by positioning ourselves on Internet links and search engines, and by conventional direct mail advertising. All conventional advertising and marketing will be done internally. We do not intend to hire an outside advertising agency. Our website developer will, in return for payment in common stock, establish a regular submission schedule to all major search engines and links to sites of similar interests to establish traffic to our website, and will, along with management, analyze weekly traffic and source reports from reporting software which monitors our website.

Our e-commerce website will be located at www.herbvita.net.

BUSINESS STRATEGY

The online opportunity. We believe that the Internet is uniquely qualified to become the "channel of choice" for vitamins, nutritional supplements and minerals. Using the Internet, we offer a highly efficient solution that allows customers to research a large selection of products in the convenience and privacy of their own homes so that informed purchase decisions may be made. In addition, we believe that the privacy of the Internet enables consumers to feel more comfortable in purchasing personal products, since the information conveyed is confidential. These benefits, together with the convenience of being able to shop 24 hours per day, seven days per week, the ability toreorder products easily and the availability of a large product selection makes the Internet an excellent distribution channel for these products. In November 1998, Packaged Facts called the World Wide Web an "ideal place" to market vitamins, nutritional supplements and minerals, due in part to the low shipping cost relative to the value of the products, as well as the capability of providing detailed information about a large number of products.

Our goal is to make HERBvita.com a comprehensive online source for products and information about vitamins, nutritional supplements and minerals. To achieve this goal, we are focusing on the following objectives:

-Offer a large selection of products and provide a convenient shopping experience by offering an extensive selection of quality products, together with access to product and health-oriented information, we believe that we make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated. The easy-to-use search capabilities of our website and its flexible database structure allow customers to tailor the breadth of product choice. We provide consumers with the ability to shop 24 hours per day, seven days per week.

-Offer compelling content and information. As we enhance our website, we will provide information about herbs, vitamins, nutritional supplements and minerals, and hyperlinks to credible third-party information sources about health and nutrition on well-known health-related websites, such as www.drkoop.com, www.drweil.com, www.InteliHealth.com and www.onhealth.com.

GROWTH STRATEGY

Our growth strategy focuses on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of vitamins, nutritional supplements and minerals and by creating long-term customer relationships. We believe that this strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

- generate high levels of interest and awareness of the HERB- VITA, INC. brand to encourage consumers to try online purchasing;

- build customer trust in the HERB-VITA, INC. brand;

- provide helpful product information to facilitate informed purchases; and

- reward customer loyalty.

The key elements of our growth strategy include:

-Acquire new customers. Our objective is to attract new customers through aggressive marketing initiatives and strategic relationships that generate awareness of the HERB-VITA, INC. brand as a comprehensive online source for both products and hyperlinks to credible third-party information sources.

- Accelerate marketing initiatives. We plan to utilize a broad range of advertising and marketing programs to build awareness of HERBvita.com as a comprehensive online source for products and information. We will use these programs to communicate the value proposition of our website and to encourage new customers to experience online buying. Our marketing initiatives will include online and traditional media, and others and direct and database marketing.

- Build strategic relationships. We will attempt to build new strategic relationships to enhance the HERB-VITA, INC. brand. Our goal is to maximize customer retention and to increase order frequency and size across our customer base. Through a combination of quality products, price and service, coupled with the personalization capabilities of the Internet, we plan to build relationships with our customers that will meet their lifetime purchasing needs for vitamins, nutritional supplements and minerals. We intend to promote customer retention and growth by utilizing the following strategies:

- Utilize customer database for target marketing. We plan to develop and target a customer database with e-mail marketing messages designed to stimulate repeat purchases and increased spending. Our database will contain detailed customer information about the preferences and purchasing patterns of our online customers.

- Enhance customer experience. To enhance the purchasing experience, we intend to invest in technology, such as customization features, and to increase our offerings. We will use customer feedback and transaction histories to expand our product offerings and to pursue additional revenue opportunities. In addition, we will build strategic relationships and licensing arrangements to expand our content offerings.

                                  MILESTONES

- First phase. It is anticipated that, if this offering is successful in selling all of the 1,000,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to launch our Internet campaign to build awareness of our brand, and our banner advertising and improve our website by making it easier to use, more secure with advanced encryption technology, and more informative.

This is the first phase of the accomplishment of our goals. Management expects to reach this goal by the end of the sixth month following the closing of this offering, and the source of funds to accomplish this goal are from this offering. We expect to generate our first revenues as a result of this phase.

- Second phase. Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships and the expansion of our supplier base, which can only be accomplished by hiring additional clerical personnel and by the raising of additional capital, which we plan to accomplish by private placements of common stock, in the event the funds from this offering are not sufficient. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. The successful private placement of our common stock depends upon us establishing a quote for our stock on a national quotation service such as the pink sheets or the FINRA Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of outside technicians in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. The cost of the second phase is estimated by management to be a minimum of $100,000 to a maximum of $250,000. There can be no assurance that we will be able to raise this capital. Depending upon the ability to raise the capital necessary for this phase, we expect that it will be accomplished by the twelfth month after closing of this offering.

ADVERTISING AND MARKETING

We intend to pursue comprehensive advertising and marketing campaigns. We have begun to develop name awareness by submitting our website to search engines, at a cost to us of approximately $150 per month. After the receipt of the proceeds of this offering, if any, we intend to implement an aggressive online advertising and marketing campaign to increase awareness of the HERB-VITA, INC. name and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition. In addition to the specific strategies discussed below, we will seek to maximize the lifetime value of our customers by focusing on purchase frequency and customer retention.

Traditional and online advertising. We intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising, as well as an aggressive online campaign to build consumer awareness of our website.

HERB-VITA, INC. will seek to promote its web site and attract visitors to it by becoming predominant on major search engines and banner advertisements. In addition, HERB-VITA, INC. will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, HERB-VITA, INC. plans to implement an aggressive online marketing campaign. The objective will be to increase name awareness for HERB-VITA, INC. in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. HERB-VITA, INC.'s online campaign will target sites that generate high traffic from Internet users who fit HERB-VITA, INC.'s customer profile. In order to create this market presence and increase customer awareness, HERB-VITA, INC. intends to promote its Website on the most effective search engines, directories and promotional sites the Internet offers. However, there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the website include directory submissions to make sure HERB-VITA, INC. is listed in the top five listings on the major search engines such as Google, Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. The reason for this is that many new e-commerce consumers seeking vendors of merchandise will perform searches on the major search engines for information. Of course, there can be no assurance that HERB-VITA, INC. can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. HERB-VITA, INC. will review its site data to optimize its listing. Once the site data has been perfected, HERB-VITA, INC.'s site will be submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of HERB-VITA, INC.'s Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors who are interested in HERB-VITA, INC.'s site. HERB-VITA, INC. will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to HERB-VITA, INC.'s website.

HERB-VITA, INC. intends to design a professional banner and place it with various sites and banner exchange facilities on a "reciprocal" basis, at no charge to HERB-VITA, INC. HERB-VITA, INC. also plans to purchase online ad banners on highly trafficked websites that appeal to HERB-VITA, INC.'s target audience. We have not yet placed banners on any sites.

HERB-VITA, INC. intends to announce its products and services on the Web in press releases through PR Newswire. Favorable articles or editorial pieces about HERB-VITA, INC.'s website can generate tremendous visibility and opportunity to sell its products and services. HERB-VITA, INC. will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. We will send our e-mail press releases to approximately 1,000 media resources. Press releases can be distributed within 72 hours.

COMPETITION

The vitamin, nutritional supplement and mineral market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Our competitors operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. The companies referred to below are market leaders in this industry. We currently have a weak competitive position compared to these companies.

- Health/natural specialty retailers. This category is highly fragmented and includes local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a website. Another large competitor is NBTY, which sells exclusively private- label products through its Puritan's Pride and Nutrition Headquarters mail order catalogs and its Vitamin World retail stores. NBTY also sells through separate Vitamin World and Puritan's Pride websites. In addition, Rexall Sundown, a large manufacturer of vitamins, nutritional supplements and minerals, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com and www.GreenTree.com. Another significant competitor is The Vitamin Shoppe, and the affiliated, Vitaminshoppe.com, who operate their own website. All of these competitors have greater financial resources, product sourcing and experience than HERB-VITA, INC. and there can be no assurance that HERB-VITA, INC. will be able to compete successfully on the same scale as these potential competitors.

- Drugstores. This category is dominated by national chains, such as Walgreen's and CVS. Most national chains have a limited online presence, if any. Others have recently acquired an online presence, as CVS did when it acquired www.soma.com. Other online entrants include www.drugstore.com and www.planetRx.com. This category currently offers a moderate selection of vitamins, nutritional supplements and minerals.

- Supermarkets and grocery stores. This category includes traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods. Some of these companies have entered the online market with a limited offering of vitamins, nutritional supplements and minerals. Online grocery stores, such as www.Peapod.com and www.netgrocer.com, also compete against us. This category generally offers a limited selection of vitamins, nutritional supplements and minerals and infrequent discounts. - Mass merchant retailers. This category is dominated by companies such a Wal-Mart, K-mart and Target, which have extensive retail locations but limited online presence. These chains offer attractive pricing on vitamins, nutritional supplements and minerals but have limited selection at retail stores and offer little product information. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may develop products or services that are equal or superior to our solutions and may achieve greater market acceptance than we do. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors or suppliers as the use of the Internet increases.

                                 THE PRODUCTS

Herbs, Vitamins and minerals.

Vitamins and minerals are sold in single vitamin and multi- vitamin form, and in different potency levels. Products are produced in tablets, soft gelatin and hard-shell capsules and powder forms. We obtain our products from nationally known suppliers; Twin Laboratories, Inc. and Natrol, Inc. We have no written agreements with our suppliers. These vitamins and nutritional products include acidophilus, amino acid products, antioxidants, B-Complex vitamins, Vitamin C products, Vitamin E products, Vitamins A,D, and K, Bee products, beta carotene, calcium products, chondroitin/glucosamine, chromium, coenzyme Q-10, cranberry products, Echinacea/goldenseal, EPA and Fish oils, evening primrose, linseed, garlic, ginkgo biloba, ginseng, Grapeseed/pycnogenol, L-Carnitine, Lecithin, Milk Thistle, Mineral products, MSM products, multiple vitamins, saw palmetto, selenium, shark cartilage, and St.John's Wort.

SPORTS NUTRITION PRODUCTS.

Sports nutrition products are food and dietary supplements designed to be taken in conjunction with a fitness program. Management believes that these products, which include various protein and weight gain powders, sports drinks, sports bars, and high potency vitamin formulations, appeal to consumers who are engaged in regular exercise, including athletes who are in training to gain weight and develop their physique. Over 200 different sports nutrition products will be offered by HERB-VITA, INC.

WAREHOUSING AND DISTRIBUTION

HERB-VITA, INC. will distribute its products to the consumer by mail after order directly from a small warehouse/storage facility operated by us. It is HERB-VITA, INC.'s policy that all products received from suppliers be reviewed by HERB-VITA, INC.'s personnel prior to sale to assure that such products and their labels are reviewed for compliance with federal law.

GOVERNMENTAL REGULATION

The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the formulation, manufacture, and labeling of dietary supplements, principally through the efforts of the dietary supplement industry. On October 25, 1994, the Dietary Supplement Health and Education Act of 1994 was signed into law. The law amends the Federal Food, Drug, and Cosmetic Act and, in the judgment of the Company, is favorable to the dietary supplement industry. First and foremost, the legislation creates a new statutory class of "dietary supplements". This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. A dietary supplement which contains a new dietary ingredient, one not on the market as of October 15, 1994, will require evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe, such evidence to be provided by the manufacturer or distributor to the FDA before it may be marketed. The legislation also recognizes the need for the dissemination of information about the link between nutrition and health and provides that publications, which are not false and misleading and present a balanced view of available scientific information on a dietary supplement, may be used in connection with the sale of dietary supplements to consumers. Among other changes, the new law prevents the further regulation of dietary ingredients as "food additives" and allows the use of statements of nutritional support on product labels and in other labeling.

On September 23, 1997, the FDA issued final new regulations to implement the 1994 legislation. Among other things, these new regulations establish a procedure for dietary supplement companies to notify the FDA about the intended marketing of a new dietary ingredient or about the use in labeling of statements of nutritional support. The regulations also establish a new format for nutrition labeling on dietary supplements. The new format became mandatory on March 23, 1999.


                                   EMPLOYEES

HERB-VITA, INC. presently employs its President and Director, Brett Casden, and its Secretary, Chief Financial Officer and Director, Cathy Casden, who each devote approximately 25 hours per week on the business ofHERB-VITA, INC.

PROPERTIES

HERB-VITA, INC. has an oral agreement with Henry Casden for use of the office space at 74090 El Paseo, Suite 200, Palm Desert, CA 92260, telephone and secretarial services supplied free of charge to HERB-VITA, INC. HERB-VITA, INC. owns its Internet Web site, and the Internet domain name, www.herbvita.net

PATENTS

HERB-VITA, INC. has no patents or trademarks. HERB-VITA, INC. owns the domain name, www.HERBvita.com.

LEGAL PROCEEDINGS

HERB-VITA, INC. is not subject to any pending litigation, legal proceedings or claims.

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of HERB-VITA, INC. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of HERB-VITA, INC. are as follows:


Name                     Age               Position
-----------------        ---               ---------------------
Brett Casden             35                President & Director


Cathy Casden             39                Secretary/Chief Financial
                                           Officer & Director


Brett Casden, is the founding and current President, and Director of HERB-VITA, INC., and has been since his appointment to the Board of Directors on April 28, 2008. Brett Casden is a California Licensed Real Estate Broker and has been engaged in the purchase and sale of single family residences on behalf of clients primarily in the Coachella Valley of California. He has been affiliated with Dyson & Dyson Sothebys Realty, a prominent brokerage, for the past two years and before that he had his own residential brokerage company in the Coachella Valley.

Cathy Casden is the Secretary/Chief Financial Officer and Director of HERB-VITA, INC., and has been since her appointment to the Board of Directors on April 28, 2008. Cathy Casden is an Executive Secretary and Office Manager of a financial planner located in Palm Desert, California for the past two years. Prior to that she was an office manager and legal secretary to a prominent attorney in Palm Desert, California.

Henry C. Casden, attorney, is the father of Brett Casden, who is the President and Director of the company. Brett Casden is married to Cathy Casden.

None of their employers are a parent, subsidiary, or other affiliate of HERB-VITA, INC.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year.



                              Annual Compensation
                              -------------------

Name and Position   Salary             Bonus      Deferred Salary
-----------------  ---------           -----      ---------------
Brett Casden       $      -0-             -0-                  -0-
Cathy Casden       $      -0-             -0-                  -0-


HERB-VITA, INC. has made no provisions for cash compensation to its officers and directors. HERB-VITA, INC.'s management received 4,000,000 shares of founder's restricted stock, with a par value of $.001 paid in cash of $4,000.

                             EMPLOYMENT AGREEMENTS

HERB-VITA, INC. has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of HERB-VITA, INC.'s board of directors.

                            PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of HERB-VITA, INC.'s common stock as of May 31, 2008, by (I) each person known by HERB-VITA, INC. to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of HERB-VITA, INC.,

(iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                          Shares          Percent     Percent
Name and Address          Beneficially    Before      After
of Beneficial Owner       Owned           Offering    Offering
----------------------    ------------    --------    --------

Brett Casden               2,000,000           50%         40%
79903 Hancock Ct
La Quinta, CA  92253

Cathy Casden               2,000,000           50%         40%
79903 Hancock Ct
La Quinta, CA  92253


Officers and Directors
as a Group                 4,000,000          100%         80%
----------------------



(1) Table is based on current outstanding shares of 4,000,000.

CERTAIN TRANSACTIONS

In connection with organizing HERB-VITA, INC., on April 28, 2008, Brett Casden and Cathy Casden were issued 2,000,000 shares of restricted common stock each with a par of $.001 per share, for an aggregate value of $2,000 each, in exchange for cash, the business plan of HERB-VITA, INC., and HERB-VITA, INC.'s web site and domain names, pursuant to Section 4(2)of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of HERB-VITA, INC. consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this offering, there will be outstanding 5,000,000 shares of common stock.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of HERB-VITA, INC.'s directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and non-assessable.

There are 2 shareholders of record as of the date of this prospectus.

                              PENNY STOCK STATUS

If and when it creates a market for its common stock, HERB-VITA, INC.'s common stock is a "penny stock," as the term is defined by Rule3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.


2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for HERB-VITA, INC.'s stock.

                  TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is; American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, UT 84110; telephone (801) 363-9065.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, HERB-VITA, INC. will have 5,000,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with HERB-VITA, INC.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of HERB-VITA, INC., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of HERB-VITA, INC. without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above. Prior to this offering, no public market has existed for Herb-VITA, INC.'s shares of common stock. However, HERB-VITA, INC.'s market maker will file an application for a quotation with the FINRA Bulletin Board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Henry Casden, Esq., Palm Desert, California.

                                    EXPERTS

The Financial Statements of HERB-VITA, INC. as of May 31, 2008 included in this Prospectus and elsewhere in the Registration Statement have been audited by De Joya Griffith & Company, LLC, independent public accountant for HERB- VITA, INC., as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

HERB-VITA, INC. will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each calendar year and make available quarterly reports containing un-audited financial information for the first three quarters of each calendar year.

INDEX TO FINANCIAL STATEMENTS

HERB-VITA, INC.


Report of Independent Registered Public Accounting Firm..   F-1

Balance Sheet ...........................................   F-2

Statement of Operations .................................   F-3

Statement of Stockholders' Equity .......................   F-4

Statement of Cash Flows .................................   F-5

Notes to Financial Statements ...........................   F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Herb-Vita, Inc.

Palm Desert, California

We have audited the accompanying balance sheet of Herb-Vita, Inc. (A Development Stage Company) as of May 31, 2008, and the related statement of operations, stockholders' equity, and cash flows from inception (April 28, 2008) through May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Herb-Vita, Inc. (A Development Stage Company) as of May 31, 2008, and the results of its operations and cash flows from inception (April 28, 2008) through May 31, 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
Henderson, NV
June 9, 2008


                                HERB-VITA, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                 May 31, 2008




 ASSETS

Current assets
 Cash                                                     $   3,980
                                                          ---------
Total assets                                              $   3,980
                                                          =========
 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accounts payable                                         $     477
                                                          ---------
Total liabilities                                         $     477


Stockholders' equity
 Common stock;$0.001 par value; 100,000,000 shares
   authorized, 4,000,000 issued and outstanding               4,000
 Accumulated deficit during development stage                  (497)
                                                          ---------
Total stockholders' equity                                    3,503
                                                          ---------
Total liabilities and stockholders' equity                $   3,980
                                                          =========


The accompanying notes are an integral part of these financial statements.


                                HERB-VITA, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS



                                                     April 28, 2008
                                                   (Date of Inception)
                                                         through
                                                       May 31, 2008
                                                  ---------------------

Revenues                                          $                  --
Cost of revenues                                                     --
                                                  ---------------------
   Gross profit                                                      --

Operating expenses
   Selling general and administrative                               497
                                                  ---------------------
        Total operating expenses                                    497
                                                  ---------------------
Net loss                                          $                (497)
                                                  =====================
Basic income (loss) per common share              $               (0.00)
                                                  =====================
Basic weighted average common
        shares outstanding                                    4,000,000
                                                  =====================



The accompanying notes are an integral part of these financial statements.

                                HERB-VITA, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
                FROM APRIL 28, 2008 (DATE OF INCEPTION) THROUGH
                                  May 31, 2008


                                                Common Stock          Additional       Accumulated
                                            Shares       Amount         Paid In       Deficit During      Total
                                                                        Capital       Development
                                                                                         Stage
                                          ---------     ---------     ----------      -------------     ---------

 Balance as of April 28, 2008 (Date of            -     $       -     $        -      $           -     $       -
Inception)

 Issuance of stock for cash, $0.001 per                                                           -
share                                     4,000,000         4,000              -                            4,000
 Net loss, May 31, 2008
                                                  -             -              -               (497)         (497)
                                          ---------     ---------     ----------      -------------     ---------

 Balance as of May 31, 2008               4,000,000     $   4,000     $        -      $        (497)     $   3,503
                                          =========     =========     ==========      =============      =========




The accompanying notes are an integral part of these financial statements.


                                HERB-VITA, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
               FROM April 28, 2008 (DATE OF INCEPTION) THROUGH
                                 May 31, 2008



Cash Flows From Operating Activities

   Net loss                                      $       (497)
   Change in operating assets and liabilities:
   Increase in accounts payable                           477
      Net cash used in operating activities               (20)

Cash Flows From Investing Activities
      Net cash provided by investing activities             -

Cash Flows From Financing Activities
   Proceeds from sale of stock                          4,000
                                                 ------------
      Net cash provided by financing activities         4,000

      Net increase in cash                              3,980

Cash, beginning of period                                   -
                                                 ------------
Cash, end of period                              $      3,980
                                                 ============
      Cash paid for interest                     $          -
      Cash paid for income taxes                 $          -


The accompanying notes are an integral part of these financial statements.

                                HERB-VITA, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

From April 28, 2008 (Date of Inception) through May 31, 2008

NOTE 1. DESCRIPTION OF THE BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT
POLICIES

History - HERB-VITA INC., was incorporated in Nevada on April 28, 2008. HERB-VITA, INC. is an online source for herb and vitamin products and content related to herbs, vitamins, nutritional supplements and minerals. Our www.HERBvita.com website, will soon be launched, offering consumers an extensive selection of vitamins, nutritional supplements and minerals.

Basis of Presentation - The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

A Development Stage Company - The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No.7 "According and Reporting by Development-Stage Enterprises." A development-stage enterprise in one in which planned principal operations has not commenced or if its operations have commenced, there has been no significant revenues there from.

Definition of fiscal year - The Company's fiscal year is December 31st.

Going concern - The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

Cash and Cash Equivalents - Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - Financial Accounting Standards Statement No. 107, "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The carrying amount and estimated fair values of the Company's financial instruments approximated their fair value due to their short-term nature.

Loss per share - Basic loss per share excludes any dilutive effect of options, warrants and convertible securities. Basic loss per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share are computed using the weighted-average number of common & common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

Income Taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.

The Company has adopted Financial Accounting Standards No. 48, "Accounting for Uncertainty in Income Taxes", which supplements SFAS No. 109, "Accounting for Income Taxes," by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. The Interpretation requires that the tax effects of a position be recognized only if it is "more-likely-than-not" to be sustained based solely on its technical merits as of the reporting date. The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position. If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits no benefits of the tax position are to be recognized. Moreover, the more-likely-than-not threshold must continue to be met in each reporting period to support continued recognition of a benefit. With the adoption of FIN 48, companies are required to adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained. Any necessary adjustment would be recorded directly to retained earnings and reported as a change in accounting principle.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51" ("SFAS No. 160"). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The noncontrolling interest's portion of net income must also be clearly presented on the statement of operations. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operation.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - An interpretation of FASB Statement No. 60". SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise's risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

NOTE 2. CAPITAL STOCK TRANSACTIONS

Common Stock - The authorized common stock is 100,000,000 shares with $.001 par value. As of May 31, 2008, the Company has 4,000,000 shares of common stock issued and outstanding.

In May 2008, the Company issued 4,000,000 shares of its common stock to its directors in exchange for cash totaling $4,000.

NOTE 3. INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company's deferred tax asset as of May 31, 2008 is as follows:


                                     2008
                                 -----------
Net operating loss
carryforward                     $       497
Valuation allowance                     (497)
                                 -----------
Net deferred tax asset           $         0
                                 ===========



A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:


                                    2008      Since Inception
                                 -----------    ------------
Tax at statutory rate (35%)      $       174    $        174
Increase in valuation
allowance                               (174)           (174)
                                 -----------    ------------
Net deferred tax asset           $         0    $          0
                                 ===========    ============



The net federal operating loss carry forward will expire between 2018 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts. As of May 31, 2008, the Company owed officers $0.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement(other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:


SEC registration fee.................................  $    10.70
Printing and engraving expenses......................  $    50.00
Accounting fees and expenses.........................  $ 1,000.00
Legal fees and expenses (other than Blue Sky)........  $ 1,993.40
Blue sky fees and expenses
(including legal and filing fees)..................... $ 1,000.00
Miscellaneous......................................... $ 1,000.00
                                                       ----------
    Total............................................. $ 5,554.10



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.138 of the Nevada Corporations Code, as amended, provides for the indemnification of HERB-VITA, INC.'s officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

HERB-VITA, INC.'s Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. HERB-VITA, INC.'s By-laws also contain a provision for the indemnification of HERB-VITA, INC.'s directors.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In May 2008, the Company issued 4,000,000 shares of its common stock to its directors in exchange for cash totaling $4,000.

ITEM 16. EXHIBITS

(a) The following exhibits are filed as part of this Registration Statement:


  EXHIBIT
  NUMBER            DESCRIPTION
-----------         -----------------------------------
     3(i)           Articles of Incorporation
     3(ii)          By-Laws
     99.1           Specimen of Stock Certificate
     5              Opinion of Henry C. Casden, Esq.,
                    Attorney at Law (including  consent)
     23             Consent of Independent Accountant
     23             Consent of Henry Casden
                    (filed as part of Exhibit 4)
     99.2           Subscription Agreement



ITEM 17. UNDERTAKINGS.

The undersigned Company undertakes to:

  a.     The undersigned registrant hereby undertakes:


       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


            i. To include any prospectus required  by  section  10(a)(3) of the
               Securities Act of 1933;


            ii.To  reflect in the prospectus any facts or events arising  after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


            iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


       4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:


            i. If the registrant is relying  on  Rule  430B  (*230.430B of this chapter):


                 A. Each  prospectus filed by the registrant pursuant  to  Rule
                    424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and


                 B. Each  prospectus  required  to  be  filed  pursuant to Rule
                    424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or


            ii.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


       5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


            i. Any preliminary prospectus  or  prospectus  of  the  undersigned registrant relating to the offering required to be filed pursuant to Rule 424;


            ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;


            iii.The portion  of  any  other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and


            iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1/A2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Desert, State of California, on June 11, 2008.

     Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly notarized

     HERB-VITA, INC.

     /S/  Brett Casden
     -----------------
     Brett Casden, President  and Director

     Date: June 11, 2008


     /s/  Cathy Casden
     -----------------
     Cathy Casden, Secretary, Chief Financial Officer, Director

     Date:  June 11, 2008



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Palm Desert, State of California on June 11, 2008

                                   HERB-VITA, INC.
				   ---------------
                                   Registrant


                                   By Brett Casden
				   ---------------
                                   President and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                   Brett Casden
				   ------------
                                   President and Director

                                   June 11, 2008

                                   Cathy Casden
                                   ------------
				   Secretary, Chief Financial Officer
				   and Director

                                   June 11, 2008